UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Ameren Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

On March 26, 2020, Ameren Corporation (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held in a virtual-only format. On April 28, 2020, the Company issued a press release regarding accessibility of the virtual meeting and shareholders’ ability to vote and ask questions of the Company in advance of, and during, the meeting.

The information contained in the press release should be read in conjunction with the Proxy Statement.

Ameren Corporation to Hold Virtual-Only 2020 Annual Meeting of Shareholders

ST. LOUIS, April 28, 2020 – Ameren Corporation (NYSE: AEE) will hold its 2020 Annual Meeting of Shareholders at 10 a.m. central on Thursday, May 7, in a virtual format due to public health considerations related to the COVID-19 pandemic. The meeting will be accessible at www.virtualshareholdermeeting.com/AEE2020 beginning at 9:45 a.m. central the day of the meeting.

Shareholders are invited to vote their shares using the instructions provided in their proxy materials. Shareholders may submit questions in advance of the meeting at www.proxyvote.com from April 30 through May 5. Shareholders may also vote and submit questions during the meeting using the directions on the meeting website. All shareholders will need their control number to vote or ask questions, which can be found on the proxy cards, voting instruction forms or other notices sent beginning March 26. The meeting is open to the public, but only shareholders may vote and ask questions.

St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us on Twitter at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Source: Ameren Corporation

Media Contact:

Erin Davis, 314-554-2182

EDavis@ameren.com

or

Financial Analysts and Institutional Investors:

Andrew Kirk, 314-554-3942

akirk@ameren.com

or

Individual Investors:

Investor Services, 800-255-2237

invest@ameren.com